SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule 14a-12


                              CHILES OFFSHORE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5)        Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

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NY2:\1028267\13\M1#Z13!.DOC\73293.0016

[CHILES OFFSHORE INC. LOGO]
                                               11200 Richmond Avenue, Suite 490
                                                      Houston, Texas 77082-2618

                              CHILES OFFSHORE INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

                                ----------------

                                                April 12, 2001
To Our Stockholders:

           The Annual Meeting of Stockholders of Chiles Offshore Inc. (the "Company"), will be held on Tuesday, May 15, 2001, at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 (the "Meeting"), for the following purposes:

         1. To elect ten directors to serve until the 2002 Annual Meeting of Stockholders. Please see page 4.

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Please see page 18.

         3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation. Please see page 19.

         4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

           Only holders of record of shares of common stock at the close of business on April 5, 2001 will be entitled to notice of, and to vote at, the Meeting. YOUR VOTE IS VERY IMPORTANT! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

                                         For the Board of Directors,

                                         /s/ Dick Fagerstal

                                         Dick Fagerstal
                                         Senior Vice President,
                                         Chief Financial Officer and Secretary

                              CHILES OFFSHORE INC.

                        11200 RICHMOND AVENUE, SUITE 490
                            HOUSTON, TEXAS 77082-2618

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON
                                  MAY 15, 2001


                 SOLICITATION OF PROXIES, VOTING AND REVOCATION

GENERAL

           This Proxy Statement (the "Proxy Statement") and the enclosed proxy are being furnished to holders of record of shares of common stock, $.01 par value (the "Common Stock"), of Chiles Offshore Inc., a Delaware corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 15, 2001 (the "Meeting") and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on April 12, 2001.

VOTING

           The Board has fixed the close of business on April 5, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held thereby as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. As of the Record Date, there were 100,000,000 shares of Common Stock authorized, of which 17,578,241 were outstanding and entitled to vote. The Company has no other voting securities issued or outstanding.

           A list of the Company's stockholders as of the Record Date for the Meeting will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at 11200 Richmond Avenue, Suite 490, Houston, Texas 77082-2618.

           Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid, self-addressed envelope provided for such purpose. Common Stock represented by properly executed proxies which are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein. Abstentions and broker non-votes will be counted as votes "Against" a proposal, but will count towards the determination of a quorum at the Meeting. If instructions are not given, proxies will be voted FOR the election as a director of each of management's nominees named under "Proposal No. 1-Election of Directors" in this Proxy Statement and listed under Item 1 of the enclosed proxy; FOR ratification of the appointment of Arthur Andersen LLP as the

Company's independent auditors for the fiscal year ending December 31, 2001 under "Proposal No. 2-Ratification of the Appointment of Arthur Andersen LLP as Independent Auditors" in this Proxy Statement and listed under Item 2 of the enclosed proxy; and FOR the approval of the amendment of the Company's Certificate of Incorporation under "Proposal No. 3-Approval of the Amendment to the Certificate of Incorporation" in this Proxy Statement and listed under Item 3 of the enclosed proxy. As to any other matters which properly may come before the Meeting other than those specified herein, the proxy holders will be entitled to exercise discretionary authority.

           As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only by the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

REVOCATION OF PROXIES

           A stockholder who so desires, may revoke such stockholder's proxy at any time before it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

SOLICITATION EXPENSES

           The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or other means. The Company expects not to incur any costs beyond those customarily expended for a solicitation of proxies for the election of directors in the absence of a contest, and said directors, officers and employees will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection therewith. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees (collectively, "Nominees") have been requested to forward proxy solicitation materials to their customers and such Nominees will be reimbursed for their reasonable out-of-pocket expenses. The Company has engaged Proxy Services, Inc. to distribute proxy materials to various Nominees who are holders of record of the Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (16 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of March 21, 2001.

                                                             Amount and Nature of
Beneficial Owner (1)                                       Beneficial Ownership (2)             Percentage of Class
--------------------                                       ------------------------             -------------------
Charles Fabrikant (3)                                               4,884,862                            27.79%
Randall Blank                                                           7,388                                 *
William Chiles  (4)                                                   194,437                             1.10%
Dick Fagerstal   (4)                                                   34,749                                 *
Donald Gregg   (4)                                                     86,821                                 *
William Hopkins (5)                                                    36,360                                 *
William Thorogood  (5)                                                 36,360                                 *
Jonathan Fairbanks                                                    192,571                             1.10%
Timothy McKeand                                                         2,525                                 *
Robert Pierot                                                         108,352                                 *
Allan Locker                                                           49,254                                 *
Patricio Morphy                                                            **                                --
Luis Morphy                                                                **                                --
SEACOR SMIT Inc. (3)                                                4,831,401                            27.49%
   1370 Avenue of the Americas, 25th Floor
   New York, New York 10019
Westfield Capital Management, Inc. (6)                                990,700                             5.64%
   One Financial Center Blvd.
   Boston, MA 02111
All directors and executive officers as a group (16                 5,706,309                            32.10%
Persons) (7)


----------------------

*        Less than 1.0%.
**       Does not own any shares.

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Chiles Offshore Inc., 11200 Richmond Avenue, Suite 490, Houston, Texas 77082-2618.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon exercise of outstanding options exercisable within 60 days.

(3) Share ownership information with respect to SEACOR SMIT Inc. ("SEACOR") was derived from Statement of Beneficial Ownership on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. Mr. Fabrikant is the Chairman of the Board of Directors and Chief Executive Officer of SEACOR and, accordingly, may be deemed to beneficially own all or a portion of the shares held of record by SEACOR's wholly owned subsidiary, SEACOR Offshore Rigs Inc. ("SEACOR Rigs"). Mr. Fabrikant disclaims beneficial ownership of Common Stock not owned of record by him.

(4) Includes 34,749 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(5) Includes 24,210 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(6) Share ownership information with respect to Westfield Capital Management, Inc. ("Westfield") was derived from Statement of Beneficial Ownership on Schedule 13G filed with the Securities and Exchange Commission on January 31, 2001. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

(7) Includes 201,087 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during 2000 all Section 16(a) filing requirements were satisfied, except that Forms 3 were filed late by Messrs. Locker, P. Morphy and L. Morphy following their appointment as Directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

Pursuant to the Company's By-laws currently in effect (the "By-laws"), the number of Directors constituting the Board shall be seven or such larger number as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at ten members. The By-laws provide that Directors of the Company are elected annually to serve until the next Annual Meeting of Stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, ten directors are to be elected to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

Set forth below is certain biographical information with respect to each nominee for director:

Name                                  Age                     Principal Occupation                    Director Since (1)
-----------------------------------   ---   --------------------------------------------------------  ------------------
Charles Fabrikant (3) (4)             56    Chairman of the Board, President and Chief Executive      August 1997
                                            Officer of SEACOR

Randall Blank                         50    Executive Vice President and Chief Financial Officer of   August 1997
                                            SEACOR

William Chiles (4)                    52    President and Chief Executive Officer of the Company      August 1997

Dick Fagerstal (4)                    40    Senior Vice President, Chief Financial Officer and        August 1997
                                            Secretary of the Company and Vice President, Finance and
                                            Treasurer of SEACOR

Jonathan Fairbanks (3)                34    Partner, Bassoe Offshore A/S                              August 1997

Allan Locker (2)                      60    President, Bonafide Estates, Inc.                         October 2000

Timothy McKeand                       50    Vice President, Marketing of SEACOR                       December 1997

Patricio Morphy (2)                   57    President and Chief Executive Director of Perforadora     October 2000
                                            Central, S.A. de C.V. and Lineas De Produccion, S.A. de
                                            C.V.

Luis Morphy                           51    Vice President of Perforadora Central, S.A. de C.V. and   October 2000
                                            Lineas De Produccion, S.A. de C.V.

Robert Pierot (2) (3)                 42    Director, Jacq. Pierot Jr. & Sons, Inc.                   December 1997


--------------
(1) References to periods of service prior to September 2000, refer to service as a member of the Management Committee of the Company, which was responsible for its management as a limited liability company prior to its incorporation. Since its incorporation in September 2000, the Company has been managed by the Board.

(2)     Member of the Audit Committee.

(3)     Member of the Executive Compensation Committee.

(4)     Member of the Executive Committee.

Charles Fabrikant has served as the Company's Chairman since August 1997. His principal occupation has been serving as the Chairman of the Board and Chief Executive Officer of SEACOR since December 1989 and as the President of SEACOR since October 1992. For more than the past five years, Mr. Fabrikant has also been the Chairman of the Board and Chief Executive Officer of SCF Corporation ("SCF") and President of Fabrikant International Corporation ("FIC"), corporations engaged in marine operations and investments. SCF was acquired by SEACOR in December 2000. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

Randall Blank served as the Company's Vice President and Treasurer from August 1997 until June 2000. Mr. Blank's principal occupation has been serving as the Executive Vice President and Chief Financial Officer of SEACOR since December 1989 and as the Secretary of SEACOR since October 1992.

William Chiles has served as the Company's President, Chief Executive Officer and Director since August 1997. In March 1997, Mr. Chiles and Donald Gregg led the formation of the Company's predecessor. Mr. Chiles has extensive management experience in offshore drilling operations. From May 1996 until March 1997, he served as Senior Vice President--Drilling Operations of Cliffs Drilling Company, responsible for the operation of its worldwide fleet. From 1992 to May 1996, Mr. Chiles served as President and Chief Executive Officer of Southwestern Offshore Corporation, a company he founded in 1992 and whose drilling rigs and equipment were acquired by Cliffs Drilling Company in 1996. Mr. Chiles co-founded Chiles Offshore Corporation in 1987 and in 1977 he co-founded Chiles Drilling Company, each of which was an offshore contract drilling company.

Dick Fagerstal has served as the Company's Senior Vice President, Chief Financial Officer and Director since August 1997. Mr. Fagerstal has also served as the Secretary of the Company since February 1998. Mr. Fagerstal has also served as the Vice President, Finance and Treasurer of SEACOR since August 1997. From 1986 through July 1997, Mr. Fagerstal worked as a bank officer with Den norske Bank ASA, New York Branch.

Jonathan Fairbanks has served as a Director of the Company since August 1997. Mr. Fairbanks served as Secretary of the Company from August 1997 until February 1998 and served as Vice President from February 1998 until February 1999. Mr. Fairbanks has been a partner in Bassoe Offshore A/S, a brokerage and market research firm serving the offshore drilling and service industry since 1978.

Allan Locker has served as a Director of the Company since October 2000. Since 1985 he has been President of Bonafide Estates, Inc., a closely held real estate company which owns and manages properties. Mr. Locker is a licensed attorney admitted to practice in the State of New York.

Timothy McKeand has served as a Director of the Company since December 1997. Since 1989, Mr. McKeand has served as Vice President, Marketing of SEACOR and has been Vice President of certain of SEACOR's subsidiaries that are active in domestic operations.

Patricio Morphy has served as a Director of the Company since October 2000. Since 1971, Mr. Morphy has served as President and Chief Executive Officer of Perforadora Central, S.A. de C.V., a Mexican company engaged in the oil services business, and Lineas De Produccion, S.A. de C.V., a Mexican company engaged in pipe laying, dredging and general construction. Mr. Morphy also serves as a director of Group IDESA and Fianzas Guardiania INBURSA, S.A, both of which are Mexican companies. Patricio Morphy is the brother of Luis Morphy.

Luis Morphy has served as a Director since October 2000. Since 1973, Mr. Morphy has served as Vice President of Perforadora Central S.A. de C.V. and Lineas De Produccion, S.A. de C.V. Mr. Morphy serves as a director of Group IDESA and Fianzas Guardiania INBURSA, S.A. Mr. Morphy also serves as a director of International Pipeline and Offshore Contractors Association. Luis Morphy is the brother of Patricio Morphy.

Robert Pierot has served as a Director since December 1997. Mr. Pierot has served as a director for over ten years of Jacq. Pierot Jr. & Sons, Inc., a private corporation engaged in marine advisory services, including sales and purchases of marine assets and marine assets appraisals. Mr. Pierot also serves as President of Pierot Enterprises, Inc., a closely held corporation engaged in investments.

Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy.

In connection with the Tonala transaction described below under "Tonala Transaction and Related Parties," the Company, SEACOR and William Chiles agreed to use their best efforts to cause Patricio Morphy and one designee of Mr. P. Morphy acceptable to the Board to become members of the Board. In October 2000, the Board acted to increase the size of the Board to ten and elected Patricio Morphy and Luis Morphy to the Board to fill two of the newly created vacancies.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.


                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                             AND COMMITTEES THEREOF

MEETINGS

During the year ended December 31, 2000, the Board held four meetings and acted by unanimous written consent on two occasions. All of the Company's directors attended at least 75% of the meetings of the Board and all committees of the Board of which they are members.

COMMITTEES OF THE BOARD

AUDIT COMMITTEE

The Audit Committee, consisting of Allan Locker, Patricio Morphy and Robert Pierot, assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, review of related party transactions and conflict of interest situations where appropriate, and the Company's control procedures as established by management and the Board.

The Board has adopted a charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. The By-laws also set forth responsibilities of the Audit Committee. The Company believes that all members of the Audit Committee are "independent" under the listing standards of the American Stock Exchange currently applicable to the Company.

The information contained in this Proxy Statement with respect to the Audit Committee charter, the By-law provisions regarding the Audit Committee and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is responsible, subject to the general terms and provisions of the Chiles Offshore Inc. 2000 Stock Option Plan (the "2000 Stock Option Plan"), for the administration and award of stock options under such plan. In addition, the Board has delegated to the committee responsibility for all matters relating to the determination and award of executive compensation. Charles Fabrikant, Robert Pierot and Jonathan Fairbanks, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act and with respect to the 2000 Stock Option Plan, serve as members of the Executive Compensation Committee.

EXECUTIVE COMMITTEE

The Executive Committee has the authority to exercise the powers of the Board other than those reserved to the Audit Committee, the Executive Compensation Committee or to the full Board. Charles Fabrikant, William Chiles and Dick Fagerstal serve as members of the Executive Committee.

NOMINATING COMMITTEE

The Company does not maintain a Nominating Committee.

COMPENSATION OF DIRECTORS

Directors of the Company who are officers receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company or SEACOR receive $1,500 for every regular Board meeting that they attend and $500 for any Board meeting they attend telephonically.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2000.

                                                   Annual Compensation           Long-Term Compensation
                                               ------------------------------    ----------------------
                                                                                     # of Securities       All Other
                                                                                       Underlying        Compensation
  Name and Position(s)              Year       Salary ($)       Bonus ($) (1)            Options            ($) (2)
  --------------------              ----       ----------       -------------            -------            -------
William Chiles, (3)                 2000        260,000            160,000               44,272              9,354
President, and Chief Executive      1999        197,500              --                   4,487              7,494
Officer                             1998        200,000             33,334               33,253              5,250

Dick Fagerstal, (4)                 2000        173,833             15,000               44,272               --
Senior Vice President, Chief        1999        113,000              --                   4,487               --
Financial Officer and Secretary     1998        145,000              --                  33,253               --

Donald Gregg,                       2000        156,000             55,000               44,272              5,250
Senior Vice President,              1999        118,500              --                   4,487              4,155
Operations and Engineering          1998        120,000             20,000               33,253              2,400

William Thorogood,                  2000        130,000             49,500               16,099              5,250
Vice President, Controller and      1999         98,750              --                   2,956              3,169
Assistant Secretary                 1998        100,000             16,667               23,224              2,000

William Hopkins,                    2000        130,000             47,500               16,099              5,250
Vice President, Human Resources     1999         98,947              --                   2,956              2,968
                                    1998        100,200             16,700               23,224              1,378


(1) Includes cash bonus earned for the year 2000. Sixty percent is paid at the time of the award while the remaining forty percent is paid (with interest) in two equal annual installments one and two years after the date of the award. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee or occurrence of a "change-in-control" of the Company.

(2) Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for the Named Executive Officer. "All Other Compensation" includes (i) contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Chiles, Gregg, Thorogood and Hopkins under the Chiles Offshore LLC 401(k) Retirement Savings Plan, a defined contribution plan established by the Company effective May 1, 1998, which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, and (ii) life insurance premiums paid on behalf of Mr. Chiles in 2000, 1999 and 1998 in the amounts of $4,104, $2,557 and $1,197, respectively.

(3) Mr. Chiles' 2000 bonus consisted of $50,000 which was paid in full in connection with the Company's initial public offering in 2000 (the "IPO") and $110,000 which was paid for the year 2000, in accordance with the Company's bonus plan.

(4) All compensation attributed herein to Mr. Fagerstal, except stock option awards, have been paid to SEACOR under the Management Services Agreement, as described in "Relationships with SEACOR" below.

STOCK OPTIONS

On September 22, 2000, the Company's stockholders adopted the 2000 Stock Option Plan, which provides for the grant of options to purchase shares of Common Stock to officers and key employees of the Company. The 2000 Stock Option Plan is administered by the Executive Compensation Committee of the Board. Each option granted to an officer or key employee must be evidenced by an agreement (an "Option Agreement") containing terms and provisions established by the Committee in accordance with the 2000 Stock Option Plan. On November 13, 2000, the Company amended the 2000 Stock Option Plan to permit the assumption of the outstanding options under the Chiles Offshore LLC 1998 Equity Option Plan (the "1998 Equity Option Plan") by the 2000 Stock Option Plan.

                               OPTION GRANTS TABLE

In 2000, the Company granted options for a total of 235,004 shares of Common Stock under the 2000 Stock Option Plan, which included options for 37,790 shares assumed from the 1998 Equity Option Plan. None of the granted options are exercisable prior to March 21, 2001 and all expire not later than March 2, 2010. There were 685,368 and 488,156 shares available to be granted under the 2000 Stock Option Plan as of the date of the IPO and December 31, 2000, respectively. There were no changes in the exercise prices of outstanding options, through cancellation and reissuance or otherwise. The Option Agreements provide that the beneficial ownership of the options shall vest in approximately three equal annual installments, commencing upon the first anniversary of the date of the grant. However, 100% beneficial ownership of the options shall vest immediately upon death, disability, termination without "cause", as defined therein, or the occurrence of a "change-in-control" of the Company, as defined therein. The following table sets forth certain information with respect to the options granted to the Named Executive Officers during the fiscal year ended December 31, 2000:

                                               Individual Grants
                         ---------------------------------------------------------------
                                           Percent of                                           Potential Realizable Value ($)
                          Number of       Total Options                                           at Assumed Annual Rates of
                          Securities        Granted to      Exercise of                          Stock Price Appreciation for
                          Underlying      Employees for     Base Price                                  Option Term
    NAME                Options Granted    Fiscal Year        ($/Sh)      Expiration Date           5%               10%
    ----                ---------------    -----------        ------      ---------------           --               ---
William Chiles              44,272            18.8%            19.00          9/21/10           $612,724        $1,552,176
Dick Fagerstal              44,272            18.8%            19.00          9/21/10            612,724         1,552,176
Donald Gregg                44,272            18.8%            19.00          9/21/10            612,724         1,552,176
William Thorogood           16,099             6.4%            19.00          9/21/10            222,810           580,529
William Hopkins             16,099             6.4%            19.00          9/21/10            222,810           580,529


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

The following table sets forth certain information with respect to the value of the options outstanding at year end based on a year-end closing price of $25.00 per share:

                                                                 Number of Securities
                                                         -------------------------------------         Value of Unexercised
                                                                Underlying Unexercised                In-the-Money Options at
                                 Shares        Value          Options at Fiscal Year-End                  Fiscal Year-End
                              Acquired on    Realized          Exercisable/Unexercisable             Exercisable/Unexercisable
Name                          Exercise (#)      ($)                       (#)                                   ($)
--------------------          -----------    --------          -------------------------             -------------------------
William Chiles                    --            --                  23,665 / 58,347                      299,335 / 445,298
Dick Fagerstal                    --            --                  23,665 / 58,347                      299,335 / 445,298
Donald Gregg                      --            --                  23,665 / 58,347                      299,335 / 445,298
William Hopkins                   --            --                  16,469 / 25,810                      208,350 / 218,569
William Thorogood                 --            --                  16,469 / 25,810                      208,350 / 218,569


EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

William Chiles is presently serving as the Company's President and Chief Executive Officer under an employment agreement, effective as of November 1, 1997, as amended between the Company and Mr. Chiles. Under the agreement, Mr. Chiles will continue to serve in such capacity until November 2002 at his current base salary of $260,000 per annum, subject to review. The agreement also provides Mr. Chiles severance benefits, disability and health insurance, approximately $1.2 million in term life insurance reimbursement for various expenses and other compensation, including bonuses, that the Company's Board may set, in its sole discretion. Under the agreement, if the Company terminates or "constructively" terminates Mr. Chiles' employment without "cause" (as those terms are defined in the agreement), it would be obligated, subject to early termination provisions, to pay Mr. Chiles two times his "average compensation" in 24 equal monthly payments and any unpaid incentive bonuses and benefits awarded or accrued up to the date of termination. If the Company terminates Mr. Chiles' employment without cause within nine months before or after a change of control, it would be obligated to pay Mr. Chiles three times his average compensation in 36 equal monthly payment.

The Company has entered into severance agreements with Mr. Gregg, Mr. Thorogood and Mr. Hopkins. Under the agreements, if the Company terminates, without cause (as defined in the agreements), any of these individuals, it would be obligated to pay one year of base salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS WITH SEACOR

The Company's Senior Vice President, Chief Financial Officer, Secretary and Director, Dick Fagerstal serves as Vice President, Finance and Treasurer of SEACOR. Mr. Fagerstal is primarily responsible for managing the Company's capital structure. The Company entered into a management and administrative services agreement, dated as of February 27, 1998, with SEACOR (the "Management Services Agreement"). Under the Management Services Agreement, SEACOR agreed to provide the services of Mr. Fagerstal to assist in the Company's management and to provide other services as needed. Under this agreement, the Company agreed to pay a fee to SEACOR for Mr. Fagerstal's services not exceeding $15,000 per month and fees for other services not to exceed the reasonable value of these services and to reimburse SEACOR for all out-of-pocket expenses incurred in providing those services. In addition, the Company indemnifies SEACOR for claims and damages arising from its provision of services under the Management Services Agreement, unless due to the gross negligence or willful misconduct of SEACOR. Under this agreement, the Company paid SEACOR approximately $0.2 million and $0.1 million for the years ending December 31, 2000 and 1999, respectively, for services provided, including the services of Mr. Fagerstal. In addition, the

Company paid a bonus of $15,000 to SEACOR in respect of the services provided by Mr. Fagerstal during the fiscal year ended December 31, 2000. On July 18, 2000, the Company and SEACOR amended the agreement to permit either party to terminate it upon 180 days' notice.

In addition to the management fee the Company pays to SEACOR for the services of Mr. Fagerstal described above, if SEACOR or any of its consolidated subsidiaries, including SEACOR Rigs, provides the Company with management, administrative, financial, investment banking-type services or services in connection with any future rig transactions, SEACOR entities will be entitled to receive reasonable fees and reimbursement of expenses not exceeding fees charged by unrelated third parties for comparable services.

The Company does not currently have a policy or procedure requiring approval of transactions with SEACOR by a majority of disinterested directors.

TONALA TRANSACTION AND RELATED PARTIES

On July 20, 2000, the Company entered into an agreement with Perforadora Central, S.A. de C.V. ("Perforadora Central") and related parties to acquire, through a series of transactions, all of the shares of capital stock of a newly formed entity that will own the rig Tonala (the "Tonala Agreement"), which we have operated under a bareboat charter since the completion of its construction and final commissioning in April 2000 (the "Tonala Bareboat Charter"). Under the terms of the Tonala Agreement, the Company will issue upon the closing of the acquisition 2,679,723 shares of Common Stock and assume the remaining outstanding aggregate principal amount of long term debt incurred by Perforadora Central to construct the Tonala, which was approximately $64.6 million as of December 31, 2000. In November 2000, the Tonala Agreement and the Tonala Bareboat Charter were amended to contain provisions designed to adjust payments under the Tonala Bareboat Charter to the effect that, assuming the acquisition is consummated, the Company shall be treated from a commercial standpoint as if the Company owned the Tonala from July 20, 2000. Following the completion of the transaction (assuming no other issuance or repurchases of shares), the Company will have approximately 20,257,964 shares of Common Stock outstanding, of which Perforadora Central and its affiliates and stockholders will hold approximately 13%. Patricio Morphy and Luis Morphy, the Company's Directors, own collectively a majority of the outstanding shares of the parent corporation of Perforadora Central and, upon the completion of the Tonala transaction (assuming no other issuance or repurchases of shares), Messrs. P. Morphy and L. Morphy will own 1,034,802 and 822,434 shares of Common Stock, respectively. The Company expects to close the Tonala transaction in the second quarter of 2001.

COMMISSIONS

Mr. Fairbanks, one of the Company's Directors, is a partner of Bassoe Offshore A/S, a brokerage and market research firm serving the offshore drilling and service industry. The Company paid Bassoe Offshore (USA), Inc., an affiliate of Bassoe Offshore A/S, commissions of approximately $0.5 million upon delivery of each of the Chiles Magellan and Chiles Columbus. The Company will also be obligated to pay Bassoe Offshore (USA), Inc. ("Bassoe") a commission of approximately $0.3 million upon delivery of the Chiles Galileo and a commission equal to approximately 0.1% of the transaction value under the Company's acquisition agreement with Perforadora Central with respect to the Tonala if the Company completes the contemplated transaction. These commissions were included in the cost of the rigs. Bassoe also has an exclusive right to broker future sale, purchase and charter transactions with respect to these rigs, provided that its rates are not in excess of rates charged by unrelated third parties in similar transactions.

Upon delivery of the Chiles Discovery, the Company will pay Bassoe a commission of $0.5 million and SEACOR a commission of $1 million. Commissions to be paid to an affiliate of Bassoe Offshore A/S as a result of the Company's bareboat charter of the Tonala will be 2% of the "net operating margin" over the term of this charter, as that term is defined in the Company's bareboat charter agreement with Perforadora Central. In connection with the Company's exercise of the first option available to the Company under the Company's master option agreement with Keppel FELS Limited (the "Master Option Agreement") to construct the Chiles Galileo, the Company will pay commissions to Bassoe of approximately $0.2 million and to SEACOR of approximately $1 million. If the Board decides in the future to exercise any of the remaining options under the Master Option Agreement, it would have to decide at such time what commissions, if any, would be due to Bassoe and SEACOR.

INVESTMENTS IN CHILES OFFSHORE LLC

The Company's executive officers, directors and 5% stockholders have invested cash and other property in the Company prior to its conversion to a corporation in connection with the IPO in exchange for membership interests in that entity through a number of private placements, the first of which was completed in August of 1997. The following table summarizes the number of shares of Common Stock which the Company's officers, directors and 5% stockholders as of March 21, 2001 have received upon completion of the IPO in exchange for the membership interests they acquired from the Company since its inception:

                                                               Shares of
Executive Officers, Directors and 5% Stockholders             Common Stock
-------------------------------------------------             ------------
Charles Fabrikant (1)......................................         53,461
William Chiles (2).........................................        159,687
Donald Gregg (3)...........................................         52,072
Randall Blank (4)..........................................          7,388
Jonathan Fairbanks (5).....................................        192,571
Timothy McKeand (6)........................................          2,525
Robert Pierot (7)..........................................        108,352
SEACOR Rigs (8)............................................      4,831,401
Allan Locker (9)...........................................         49,254

---------------------------

(1)     Mr. Fabrikant paid the Company $700,000 for the shares listed above.

(2) Mr. Chiles paid the Company $400,400 for shares, some of which were contributed as capital to the Company and retains that basis in the shares listed above.

(3)     Mr. Gregg paid the Company $100,100 for the shares listed above.

(4)     Mr. Blank paid the Company $95,770 for the shares listed above.

(5)     Mr. Fairbanks paid the Company $1,800,000 for the shares listed above.

(6)     Mr. McKeand paid the Company $35,000 for the shares listed above.

(7)     Mr. Pierot paid the Company $1,425,000 for the shares listed above.

(8)     SEACOR Rigs contributed $63,013,892 for the shares listed above.

(9)     Mr. Locker paid the Company $640,770 for the shares listed above.

PURCHASE OF SENIOR NOTES

The Company used approximately $99 million of the IPO proceeds to repurchase and retire approximately $95 million aggregate principal amount of its 10% Senior Notes due 2008 plus accrued interest, constituting substantially all of such outstanding notes. SEACOR owned approximately $26.7 million aggregate principal amount of such notes and held an economic interest in substantially all of the remaining notes (approximately $68.1 million principal amount), and recognized a pre-tax gain of approximately $9.1 million as a result of this transaction.

                             AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000:

Review With Management

The Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with management.

Review And Discussions With Independent Auditors

The Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards No. 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

The Committee has also received and reviewed written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP its independence.

Conclusion

Based on the review and discussions referred to above, the Committee recommended to the Company's Board that its audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The foregoing report is respectfully submitted by the Audit Committee:

                 Allan Locker, Patricio Morphy and Robert Pierot

The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2000, Charles Fabrikant, Robert Pierot and Jonathan Fairbanks served as members of the Executive Compensation Committee. Other than Mr. Fabrikant, who served as the Chairman of the Board, no member of the Executive Compensation Committee was an officer or employee of the Company during 2000. Mr. Fairbanks served as the Company's Vice President from August 1997 until February 1998 and served as the Company's Secretary from February 1998 to February 1999. Mr. Fabrikant is the Chairman, President and Chief Executive Officer of SEACOR and a director and President of SEACOR Rigs. Mr. Fairbanks is a partner of Bassoe Offshore A/S, a brokerage and market research firm serving the offshore drilling and service industry. The Company paid Bassoe, an affiliate of Bassoe Offshore A/S, commissions of approximately $0.5 million upon delivery of each of the Chiles Magellan and Chiles Columbus. The Company will also be obligated to pay Bassoe a commission of approximately $0.3 million and $0.5 million upon delivery of the Chiles Galileo and the Chiles Discovery, respectively, and a commission equal to approximately 0.1% of the transaction value under the Company's acquisition agreement with Perforadora Central with respect to the Tonala if the Company completes the contemplated transaction. Upon delivery of the Chiles Discovery and the Chiles Galileo, the Company will pay SEACOR a commission of $1 million for each rig. For more information, see "Certain Relationships and Related Transactions" above. During 2000, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Board or the Executive Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

The following is the report of the Executive Compensation Committee with respect to executive compensation matters:

General

The Board has delegated responsibility for all matters relating to the determination and award of executive compensation to the Executive Compensation Committee. The Executive Compensation Committee is currently comprised of Charles Fabrikant, Robert Pierot and Jonathan Fairbanks. The Executive Compensation Committee met officially on two occasions and, in addition, had several informal meetings during 2000 to discuss each option grant, to assess executive compensation policy, to review and approve compensation to the executive officers of the Company for the fiscal year ended December 31, 2000 and to discuss the Company's executive compensation policies and objectives for the forthcoming year.

The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of entrepreneurial commitment among its executive officers. The Company's compensation philosophy is to provide levels of compensation competitive with comparable companies in the industry, to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, Common Stock performance and the executive compensation programs of the Company's competitors. The Company's executive compensation program consists of three central components: (1) base salary, (2) discretionary annual bonuses, and (3) grants of stock options. Factors reviewed by the Executive Compensation Committee in establishing the Company's executive compensation program included the Company's financial performance, total assets and services provided, management's business philosophy, industry practices and the Company's culture and organizational structure. While the foregoing provides the general intent and guidelines of the Executive Compensation Committee in determining the compensation levels and components for the executive officers, the Executive Compensation Committee has final authority to determine all compensation matters in its sole discretion.

Base Salary

The salary of Mr. Chiles was paid in accordance with the provisions of the employment agreement.

In respect of Messrs. Chiles, Fagerstal, Gregg, Thorogood and Hopkins, 2000 base salary was increased compared to the 1999 base salary. On an individual basis, their respective salaries are a function of their experience, breadth of responsibilities, ability to manage a complex administrative and financial structure and are consistent with comparable companies in the industry.

Annual Bonus

The bonus portion of the executive compensation package is directly related to the individuals' and the Company's performance during the year. Bonus payments are discretionary in nature and are tied to performance during the year in which they were earned. The Company believes that, to the extent that the bonus awards reward the executives in a fair and equitable way, they may also provide an incentive for their continued efforts and for enhanced future performance.

While the Company does not set specific and detailed performance targets for each year, the Executive Compensation Committee evaluates and reviews the Company's results, cash flows and achievement of strategic objectives and a variety of other criteria in awarding annual bonuses to management.

The financial and operating growth of the Company during the year 2000 was attributed by the Executive Compensation Committee, in large part, to the efforts of the Named Executive Officers, and therefore was considered when determining such persons' annual bonuses.

Stock Option Grants

The purpose of stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives to executive officers and other key employees to maximize stockholder value and to create longer term executive commitment to the Company. The Executive Compensation Committee believes that such grants foster a greater concern by management with the performance of the Company, both in the short and long-term, which serves to align the interests of management and the Company's stockholders. The number of stock options granted reflects a judgment on the individual's performance to date, as well as on the executive's ability to influence and enhance the Company's future performance.

Stock options granted for 2000 reflect the Executive Compensation Committee's belief that the interests of the Company's stockholders are best served by ensuring that senior management is dedicated to maximizing stockholder value.

Compensation of the Chief Executive Officer

In 2000, Mr. Chiles received total cash compensation (in the form of salary and bonus) of approximately $420,000 from the Company. Additionally, he was granted options to purchase 44,272 shares of Common Stock. These grants were made on September 22, 2000 and vest in equal proportion over three years. The determination of Mr. Chiles' compensation was based upon the factors described above with respect to all executive officers, and, in addition, upon Mr. Chiles' extensive experience, leadership and reputation within the offshore drilling industry and his leadership role in the Company's development.

The foregoing report is respectfully submitted by the Executive Compensation
Committee:

             Charles Fabrikant, Robert Pierot and Jonathan Fairbanks

PERFORMANCE GRAPH

Set forth in the graph below is a comparison of the total return that a hypothetical investor would have earned assuming the investment of $100 on September 18, 2000, the date the Common Stock commenced public trading, in (i) the Common Stock of the Company, (ii) the S&P 500 Index ("S&P 500") and (iii) the Philadelphia Stock Exchange Oil Service Sector Index (the "OSX Index"), an index of oil service companies. The inclusion of the OSX Index to the performance graph reflects the determination by management that the stock performance of the companies included in the OSX Index form a more accurate basis of comparison against which to judge the Company's performance than does a broader index, such as the S&P 500, which includes a variety of diversified companies involved in industries entirely unrelated to that of the Company.

                            TOTAL STOCKHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC:


                                  SEPTEMBER 18, 2000         DECEMBER 31, 2000
                                  ------------------         -----------------

Chiles Offshore Inc.                     100                       132.24

S&P 500                                  100                       91.40

OSX Index                                100                       91.82


STOCKHOLDER RETURNS REFLECTED IN THE PERFORMANCE GRAPH ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

The OSX Index is a price weighted index of leading oil service companies based on the market capitalization of each individual company within that index at the beginning of each period. Each of the companies included in the OSX Index is engaged primarily in providing services to the oil and gas industry.

                                 PROPOSAL NO. 2

             RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                             AS INDEPENDENT AUDITORS

The Board recommends that stockholders ratify the appointment of Arthur Andersen LLP certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2001. The ratification of Arthur Andersen LLP is recommended to the Board by its Audit Committee. Arthur Andersen LLP served as independent auditor for the Company for the fiscal year ended December 31, 2000 and has been engaged by the Company since January 1998.

Representatives of Arthur Andersen LLP will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Arthur Andersen LLP.

The following sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000, by the Company's principal accounting firm, Arthur Andersen LLP:

Audit Fees

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for that fiscal year were $108,000.

Financial Information Systems Design and Implementation Fees

No fees were billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $275,000. The other fees are primarily for services provided related to the IPO and tax consultation.

The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the independence of Arthur Andersen LLP.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 PROPOSAL NO. 3

        RATIFICATION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The following is a brief summary of the proposed amendment to the Certificate of Incorporation. The Form of Certificate of Amendment to the Certificate of Incorporation is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the proposed amendment contained in Appendix B. All stockholders are urged to read the proposed amendment in its entirety.

The Board, by unanimous vote, has approved, and recommends that stockholders approve, the proposed amendment to the Certificate of Incorporation to eliminate current restrictions on the mortgage, pledge, transfer and other disposition of the assets of the Company without obtaining the prior consent of the holders of at least 66-2/3% of the outstanding voting stock of the Company.

The Certificate of Incorporation currently provides that any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding Common Stock. If approved, the proposed amendment to the Certificate of Incorporation would delete the restriction on mortgages, pledges, transfers and other dispositions of all or substantially all of the assets of the Company without obtaining the prior consent of the holders of at least 66-2/3% of the voting power of then outstanding Common Stock, while retaining the other restrictions on sales, leases or exchanges of such assets.

The proposed amendment is necessary to permit the Company to enter into credit facilities from time to time secured by all or substantially all of the Company's assets, which may be necessary or desirable to finance the Company's growth or working capital requirements. The Company is currently a party to an Amended and Restated Credit Agreement, dated as of December 7, 2000 (the "Credit Agreement"), which provides for a $120 million senior secured reducing revolving credit facility, of which $80 million is currently available. The Credit Agreement is guaranteed by two of the Company's wholly owned subsidiaries, which are owners of two of the Company's rigs. These guarantees are secured, among other things, by first priority mortgages on these rigs. The Board believes that the amendment to the Certificate of Incorporation is in the best interests of the Company and its stockholders because it will enable the Company to enter into revised or replacement credit facilities and other financing arrangements that are secured by all or substantially all of its assets as may be necessary to fund the Company's working capital requirements and future growth.

Pursuant to the Certificate of Incorporation, the affirmative vote of the holders of 66-2/3% of the voting power of the shares of Common Stock outstanding as of the Record Date is required for approval of the amendment to the Certificate of Incorporation. All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the amendment.


THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT.

                                  OTHER MATTERS

LIMITATION ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; REMOVAL OF DIRECTORS; VACANCIES

The Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66-2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be
(i) specified in the notice of meeting (or any supplement or addendum thereto) given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board, or (iii) otherwise brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board, and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

The By-laws also provide that directors of the Company can be removed from office (prior to the expiration of their term) with or without "cause" by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors and that vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors then in office.

STOCKHOLDER NOMINATION OF DIRECTORS

The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act, and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the foregoing nomination of any person not made in compliance with the Nomination Procedure.

Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of
(i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

                                  ANNUAL REPORT

A copy of the Company's annual report to stockholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement and should be read in conjunction herewith.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Stockholder proposals to be presented at the 2002 Annual Meeting must be received by the Company on or before DECEMBER 12, 2001 for inclusion in the proxy statement and proxy card relating to that meeting pursuant to Exchange Act Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Secretary Chiles Offshore Inc. 11200 Richmond Avenue, Suite 490, Houston, Texas 77082-2618.

As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article 1, Section 1 of the By-laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely written notice thereof. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of
(x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.

                                     For the Board of Directors

                                     /s/ Dick Fagerstal

                                     Dick Fagerstal
                                     Senior Vice President,
                                     Chief Financial Officer and Secretary

                                                                   APPENDIX A

                  CHILES OFFSHORE INC. AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the American Stock Exchange.

Accordingly, all of the members will be directors:

         1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

         2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o   The Committee shall:

         - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

         - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

         - recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                                                   APPENDIX B

                        FORM OF CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       of

                              CHILES OFFSHORE INC.

                         PURSUANT TO SECTION 242 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                               ------------------

THE UNDERSIGNED, being an authorized officer of Chiles Offshore Inc. (the "Company"), hereby certifies that:

FIRST: The name of the Company is Chiles Offshore Inc.

SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 21, 2000.

THIRD: Clause (iii) of Article EIGHTH of said Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

           "(iii) any sale, lease or exchange of all or substantially all of the assets of the Corporation and its subsidiaries (taken as a whole)".

FOURTH: The foregoing amendment of clause (iii) of Article EIGHTH has been adopted by the Board of Directors of the Company, and approved by the affirmative vote of 66-2/3% of the voting power of the outstanding common stock of the Company, in accordance with Section 242 of the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation.

FIFTH: This certificate of Amendment shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be issued this ___ day of _______________, 2001.



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

PROXY                                                                      PROXY

                              CHILES OFFSHORE INC.
           11200 RICHMOND AVENUE, SUITE 490, HOUSTON, TEXAS 77082-2618
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CHILES OFFSHORE INC.

      The undersigned having received the Notice of Meeting and Proxy Statement of Chiles Offshore Inc. (the "Company") dated April 12, 2001 and Annual Report for the fiscal year ended December 31, 2000, hereby appoints and constitutes Messrs. William Chiles and Dick Fagerstal, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on May 15, 2001, and at any adjournments thereof (the "Annual Meeting"), as follows:

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL MANAGEMENT NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              CHILES OFFSHORE INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL MANAGEMENT NOMINEES LISTED AND FOR ITEMS 2 AND 3.


                                                                   For
                                               For   Withhold      All
                                               All     all       Except*

 1. ELECTION OF DIRECTORS - Nominees:

    01 Charles Fabrikant   02 Randall Bank     [ ]     [ ]         [ ]
    03 William Chiles      04 Dick Fagerstal
    05 Jonathan Fairbanks  06 Alan Locker
    07 Timothy McKeand     08 Luis Morphy
    09 Patricio Morphy     10 Robert Pierot



 2.   Ratification of the Appointment of         For   Against    Abstain
      Arthur Andersen LLP as Independent         [ ]     [ ]        [ ]
      Auditors.


 3.   Approval of the Amendment to the           For   Against    Abstain
      Certificate of Incorporation.              [ ]     [ ]        [ ]



* INSTRUCTIONS: To withhold authority to vote for any one or more management nominee, write the nominee's name below.

----------------------------------
THIS SPACE RESERVED FOR ADDRESSING
    (key lines do not print
----------------------------------

                                    In their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for the Annual Meeting.

                                    ---------------------- Dated:________, 2001

                                    Signature(s)
                                                --------------------------------

                                    --------------------------------------------
                                    Please sign name as it appears hereon. When signed as attorney, executor, trustee or guardian, please add capacity in which signed. For joint or co-owner, each owner should sign.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                             YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.